PARTICIPATING				TRADE	PRICE
UNDERWRITING	Portfolio's)  				DATE	PER SHARE (2)

Arch Coal Incorporated (ACI) Roszel/JPMorgan Small Cap Growth 10/21/04 33.85



 SHARES/PAR 	PURCHASED	 		AMOUNT OF
 AMOUNT 	FROM	 	 		OFFER

 10,700 	Morgan Stanley & Company	 200,984,375

BROKERS IN SYNDICATE
		Citigroup Capital Markets Inc.
		Morgan Stanley & Co. Incorporated
		J.P. Morgan Securities Inc.
		Freidman, Billings, Ramsey & Co., Inc.
		Legg Mason Wood Walker, Incorporated
		Lehman Brothers Inc.
		Merrill Lynch, Pierce, Fenner & Smith Inc.
		PNC Capital Markets Inc.
		Wachovia Capital Markets, LLC

	        PARTICIPATING	TRADE  PRICE
UNDERWRITING	Portfolio's)	DATE   PER SHARE (2)

General Electric (GE)	Roszel/Merrill Lynch Affiliated 3/8/04	31.83

 SHARES/PAR 	PURCHASED	 		AMOUNT OF
 AMOUNT 	FROM	 			OFFER

 17,000 	Morgan Stanley & Company	 3,800,000,000

BROKERS IN SYNDICATE
		Citigroup Capital Markets Inc.
		Morgan Stanley & Co. Incorporated
		J.P. Morgan Securities Inc.
		Goldman, Sachs & Co.

(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures
(2) All prices in US Dollar unless otherwise noted